Switch Announces Third Quarter 2022 Financial Results
Revenue of $174.5 million, Net Loss of $0.2 million, Adjusted EBITDA of $69.5 million
Revenue Growth of 10% Compared to Year Ago Quarter, All Organic
Signed $21 million in annualized revenue since Q2, including $8 million during Q3

LAS VEGAS, NV — November 9, 2022 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter ended September 30, 2022.

“Switch maintained a strong double-digit revenue growth trajectory in the third quarter of 2022,” said Rob Roy, Founder and CEO of Switch. “Our sales pipeline remains active as we continue to have good visibility on customer demand for facilities that are currently under construction across the Five Primes. LAS VEGAS 15 is substantially committed to clients just six months after its opening, and we have pre-sold multiple megawatts at the TAHOE RENO 2 and ATLANTA 3 facilities which are on track for delivery in H1 2023 and H2 2023, respectively. In addition, we remain committed to our long-term development plan to deliver more than four million square feet of capacity through 2026, with enough land to construct an additional seven million square feet thereafter.”

Third Quarter 2022 Financial Results

Financial Summary ($ in millions, except per share amounts)	Q3 2021	Q2 2022	Q3 2022	Y/Y% Change	Q/Q% Change

Consolidated revenue	$158.1	$168.2	$174.5	10%	4%
Income from operations	$17.8	$21.2	$7.5	-58%	-65%
Net (loss) income[1]	$(0.9)	$380.7	$(0.2)	n.m.	n.m.
Net (loss) income per diluted share[1]	$(0.00)	$1.51	$(0.00)	n.m.	n.m.
Adjusted net (loss) income per diluted share	$0.01	$0.02	$(0.03)	n.m.	n.m.
Adjusted EBITDA	$76.9	$84.6	$69.5	-10%	-18%
Adjusted EBITDA Margin %	48.6%	50.3%	39.8%	-880 bp	-1,050 bp
Adjusted Funds from Operations	$51.1	$66.4	$56.4	10%	-15%

Key Performance Indicators	Q3 2021	Q2 2022	Q3 2022	LTM Average
Total Contract Value	$94.1	$104.0	$63.3	$130.2
Annualized Monthly Recurring Revenue	$26.9	$37.4	$21.9	$39.9
Incremental Annualized Revenue	$16.2	$22.3	$8.1	$22.0
Weighted Average Term (yrs)	4.3	3.1	3.6	4.1
1Q2 2022 net income and net income per diluted share include a $372.8 million gain on termination of the tax receivable agreement.

“We are pleased with our team’s strong execution during a challenging macroeconomic period, as we continue to deliver the most resilient technology infrastructure to meet our clients’ mission critical demands,” said Thomas Morton, President of Switch. “Management remains focused on achieving its operational goals while making continued progress toward closing our go-private transaction with Digital Bridge and IFM. Switch’s Board of Directors and senior management team continue to believe in the merits of this transaction and its tremendous benefits to all stakeholders in the company.”

“The continued strength in top line growth during the third quarter is reflective of ongoing robust market demand for our premium data center infrastructure,” said Gabe Nacht, CFO of Switch. “Elevated power costs continued to affect margins in Q3, in part due to seasonal factors which we expect to moderate in the fourth quarter. While power costs remain elevated on a year-over-year basis, we continue to engage in pricing and hedging strategies to mitigate the impact of higher electricity rates.”

Update on Pending Transaction with Digital Bridge and IFM
Switch previously announced it has entered into a definitive agreement with DigitalBridge Group, Inc., under which DigitalBridge Partners II and an affiliate of global infrastructure investor IFM Investors will acquire all outstanding common shares of Switch for $34.25 per share in an all-cash transaction valued at approximately $11 billion, including the assumption of debt. The transaction was approved by Switch stockholders on August 4, 2022. In addition, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the transaction occurred on July 28, 2022. The transaction is expected to close in the fourth quarter of 2022. Completion of the transaction is subject to the satisfaction of the remaining closing conditions. Due to the pending merger transaction, Switch management is not providing new guidance or affirming past guidance at this time.

Third Quarter 2022 Operating Results
Switch reported consolidated third quarter 2022 revenue of $174.5 million, representing 10% growth compared to the third quarter of 2021 and increasing 4% from the second quarter of 2022. The strong year-over-year growth in total revenue was primarily driven by colocation, which increased by 11%, and connectivity, which increased by 9% compared to the year ago quarter. Third quarter 2022 Adjusted EBITDA totaled $69.5 million, compared to $76.9 million in Q3 2021. Adjusted EBITDA margin was 40% in Q3 2022 compared to 49% in the year ago quarter. Relative to the year ago quarter, the differential in Adjusted EBITDA margins was primarily driven by increased power costs. Switch reported a third quarter 2022 net loss of $0.2 million, compared to a net loss of $0.9 million in Q3 2021. Adjusted net loss was $4.7 million in the third quarter, or $0.03 per diluted share. Third quarter 2022 Adjusted Funds from Operations were $56.4 million, compared to $51.1 million in the year ago quarter.

Balance Sheet and Liquidity
As of September 30, 2022, Switch’s net debt was $1.91 billion(1), resulting in a net debt to Q3 2022 annualized Adjusted EBITDA(2) ratio of 6.9x. As of September 30, 2022, Switch had liquidity of $124.3 million, including cash and cash equivalents and availability under its revolver.
________________________________________
(1)    Net debt is calculated as total debt outstanding, including finance lease liabilities, of $1.95 billion, net of cash and cash equivalents of $41.3 million, as of September 30, 2022.
(2)    Annualized Adjusted EBITDA is calculated as third quarter 2022 Adjusted EBITDA multiplied by four.

Capital Expenditures and Development
Capital expenditures for the third quarter totaled $152.4 million, including maintenance capital expenditures of $0.7 million, or 0.4% of total revenue. Growth capital expenditures, excluding land purchases, were $151.7 million for the third quarter of 2022, compared to $132.1 million in the same period last year.

During the quarter ended September 30, 2022, Switch capital expenditures were incurred as follows: (i) $65.3 million in The Citadel Campus for ongoing construction of the TAHOE RENO 2 facility scheduled to open in the first half of 2023 and site development activities related to TAHOE RENO 3; (ii) $44.8 million in The Core Campus primarily related to a strategic customer expansion at LAS VEGAS 11 and ongoing construction and tenant improvements at LAS VEGAS 15; (iii) $21.8 million in The Keep Campus primarily for construction of the ATLANTA 3 data center scheduled to open in the second half of 2023, and continued site development costs to support future facilities at the campus; (iv) $14.4 million in The Rock Campus primarily related to ongoing site preparation for the AUSTIN 4 and AUSTIN 5 data centers in Round Rock; and (v) $6.1 million in The Pyramid Campus for construction and site development related to the GRAND RAPIDS 2 data center.

Dividend
Switch announced today that its Board of Directors has declared a cash dividend of $0.0525 per share of Switch’s Class A common stock. The dividend will be payable on December 1, 2022 to all stockholders of record as of the close of business on November 21, 2022. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.0525 per common unit.

Future declarations of dividends are subject to the determination and discretion of Switch’s Board of Directors based on its consideration of many factors, including Switch’s results of operations, financial condition, capital requirements, restrictions in Switch, Ltd.’s debt agreements, and other factors that Switch’s Board of Directors deems relevant.

Recent Business Highlights
•Switch signed over $8 million in incremental annualized revenue during the third quarter representing $63 million in total contract value. Subsequent to quarter-end, Switch has signed an additional $13 million of incremental annualized revenue, including a three-megawatt expansion with an existing cloud infrastructure customer at the LAS VEGAS 15 facility and a two-megawatt expansion with a cybersecurity customer with deployments in The Core Campus and The Citadel campus.
•Completed a CORE telecom services agreement with an existing healthcare technology customer, providing connectivity solutions for its nationwide network of office locations. The agreement represents over $1 million of incremental annualized revenue and approximately $4 million in total contract value.
•Executed a CORE telecom services agreement with a global lumber supply company at The Pyramid Campus representing over $1 million of incremental annualized revenue and approximately $4 million in total contract value.
•Signed a multi-year renewal for network and telecommunications services with a Fortune 500 biotechnology firm at The Core Campus, representing approximately $4 million in annualized recurring revenue.
•Signed a multi-year colocation renewal and expansion with a leading global media and entertainment customer at The Core Campus representing approximately $11 million in total contract value.
•Signed a colocation expansion order with an existing global logistics customer at The Keep Campus totaling approximately $1 million in annualized revenue and $5 million in total contract value.

Use of Non-GAAP Financial Measures
To supplement Switch’s condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Switch uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Funds From Operations, adjusted net income (loss) attributable to Switch, Inc., adjusted net income (loss) per diluted share, net debt, and net debt to annualized Adjusted EBITDA, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net income (loss) adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment, amortization of customer relationships, and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Switch defines Adjusted Funds from Operations as net income (loss) adjusted for depreciation and amortization of property and equipment, amortization of customer relationships, noncash equity-based compensation, deferred income tax expense, unrealized loss (gain) on swaps, loss on debt extinguishment, gain on termination of tax receivable agreement, maintenance capital expenditures, and certain other items that Switch believes are not indicative of its core operating performance. Switch defines adjusted net income (loss) attributable to Switch, Inc. as net income (loss) adjusted for gain (loss) on swaps, gain on termination of tax receivable agreement, and noncash litigation settlement expense, net of noncontrolling interest and income taxes calculated using the specific tax treatment applicable to the adjustments. Switch defines net debt as total debt outstanding, including finance lease liabilities, net of cash and cash equivalents. Switch defines net debt to last quarter annualized Adjusted EBITDA as net debt divided by quarterly Adjusted EBITDA multiplied by four. Switch uses net debt and net debt to last quarter annualized Adjusted EBITDA as measures to evaluate its net debt and leverage position. Switch believes that investors also may find such measures to be helpful in assessing its ability to pursue business opportunities and investments.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP financial measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.

Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Net (Loss) Income to Adjusted EBITDA”, “Reconciliation of Net (Loss) Income to Adjusted Funds From Operations,” and the “Reconciliation of Net (Loss) Income Attributable to Switch, Inc. to Adjusted Net (Loss) Income Attributable to Switch, Inc.” tables in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the company’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to Switch’s guidance relating to revenue, Adjusted EBITDA and capital expenditures for the year ending December 31, 2022; Switch’s expectations regarding operating results, including the timing of revenue growth in 2022; Switch’s expectations regarding its plans to pursue a conversion to a REIT structure, including the timing or completion of such conversion; Switch’s estimated data center construction and opening timelines; Switch’s expectations regarding customer demand and retention, market position, growth and financial results; and Switch’s expectations regarding future declarations of dividends and cash distributions. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation (i) the impact of COVID-19 and its variants on its business operations, including the duration, spread, severity, and reoccurrences of such pandemic, the duration and scope of related government orders and restrictions, the impact on its employees, and the impact on the global economy including demand for its customers, partners and vendors' products and services; (ii) the impact of COVID-19 and its variants on its vendors and suppliers, including disruptions and inefficiencies in the supply chain; (iii) its ability to successfully implement its business strategies and effectively manage its growth and expansion plans; (iv) delays or unexpected costs in development and opening of data center facilities; (v) any slowdown in demand for its existing data center resources; (vi) its ability to attract new customers, realize the anticipated benefits of its new contracts and achieve sufficient customer demand to realize future expected returns on its investments; (vii) its ability to effectively compete in the data center market; (viii) its ability to license space in its existing data centers; (ix) the geographic concentration of its data centers in certain markets; (x) local economic, credit and market conditions that impact its customers in these markets; (xi) the impact of delays or disruptions in third-party network connectivity; (xii) developments in the technology and data center industries in general that negatively impact Switch, including development of new technologies, adoption of new industry standards, declines in the technology industry or slowdown in the growth of the Internet; (xiii) its ability to adapt to evolving technologies and customer demands in a timely and cost-effective manner; (xiv) its ability to obtain necessary capital to fund its capital requirements and its ability to continue to comply with covenants and terms in its credit instruments; (xv) fluctuations in interest rates and increased operating costs, including power costs; (xvi) significant disruptions, security breaches, including cyber security breaches, or system failures at any of its data center facilities; (xvii) loss of significant customers or key personnel; (xiii) the impact of future changes in legislation and regulations, including changes in real estate and zoning laws, the Americans with Disabilities Act of 1990, environmental and other laws that impact its business and industry, in addition to those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Switch’s most recent Annual Report on Form 10-K and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the Investors section of Switch’s website at investors.switch.com and on the SEC’s website at

www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch
Switch (NYSE: SWCH), is the independent leader in exascale data center ecosystems, edge data center designs, industry-leading telecommunications solutions and next-generation technology innovation. Switch Founder and CEO Rob Roy has developed more than 700 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solutions.

We innovate to sustainably progress the digital foundation of the connected world with a focus on enterprise-class and emerging hybrid cloud solutions. The Switch PRIMEs, located in Las Vegas and Tahoe Reno, Nevada; Grand Rapids, Michigan; Atlanta, Georgia; and Austin, Texas are the world’s most powerful exascale data center campus ecosystems with low latency to major U.S. markets. Visit switch.com for more information or follow us on LinkedIn and Twitter.

Investor Contact:
Matthew Heinz, CFA
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,251	$48,325
Restricted cash	—	1,890
Accounts receivable, net of allowance for credit losses of $379 and $361, respectively	30,536	18,368
Prepaid expenses	11,122	10,265
Swap asset, current portion	9,569	—
Other current assets, net of allowance for credit losses of $3	4,449	4,624
Total current assets	96,927	83,472
Property and equipment, net	2,500,213	2,237,059
Long-term deposit	39,056	13,504
Deferred income taxes	375,036	295,699
Intangible assets, net	121,952	125,758
Goodwill	106,350	106,350
Other assets, net of allowance for credit losses of $95 and $91, respectively	61,729	56,776
TOTAL ASSETS	$3,301,263	$2,918,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt, current portion	$4,000	$4,000
Accounts payable	41,224	55,262
Accrued salaries and benefits	14,612	6,786
Accrued interest	8,120	8,577
Accrued expenses and other	29,910	18,285
Accrued construction payables	40,865	31,093
Deferred revenue, current portion	26,839	16,905
Customer deposits	16,976	16,335
Swap liability, current portion	—	8,062
Operating lease liability, current portion	3,983	3,281
Liabilities under tax receivable agreement, current portion	75,108	—
Total current liabilities	261,637	168,586
Long-term debt, net	1,890,375	1,611,962
Operating lease liability	31,143	32,157
Finance lease liability	57,080	57,376
Deferred revenue	26,765	25,921
Liabilities under tax receivable agreement	—	395,615
Other long-term liabilities	1,087	8,360
TOTAL LIABILITIES	2,268,087	2,299,977
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 156,960 and 145,187 shares issued and outstanding, respectively	157	145
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 88,104 and 98,331 shares issued and outstanding, respectively	88	98
Class C common stock, $0.001 par value per share, 75,000 shares authorized, none issued and outstanding	—	—
Additional paid in capital	428,481	352,984
Retained earnings (accumulated deficit)	341,904	(23,022)
Accumulated other comprehensive loss	(568)	(568)
Total Switch, Inc. stockholders’ equity	770,062	329,637
Noncontrolling interest	263,114	289,004
TOTAL STOCKHOLDERS’ EQUITY	1,033,176	618,641
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,301,263	$2,918,618

Switch, Inc.
Consolidated Statements of Comprehensive (Loss) Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$174,467	$158,104	$507,261	$430,660
Cost of revenue	126,582	97,413	322,425	246,100
Gross profit	47,885	60,691	184,836	184,560
Selling, general and administrative expense	40,373	42,845	128,891	117,718
Income from operations	7,512	17,846	55,945	66,842
Other income (expense):
Interest expense, including $663, $689, $1,987, and $1,892, respectively, in amortization of debt issuance costs and original issue discount	(16,696)	(15,166)	(44,079)	(34,121)
Gain (loss) on swaps	8,830	(3,853)	24,832	(3,618)
Loss on extinguishment of debt	—	(146)	—	(146)
Equity in net losses of investments	—	(326)	—	(925)
Gain on sale of equity method investment	—	—	—	5,374
Gain on termination of tax receivable agreement	—	—	372,784	—
Other	531	500	1,412	4,092
Total other (expense) income	(7,335)	(18,991)	354,949	(29,344)
Income (loss) before income taxes	177	(1,145)	410,894	37,498
Income tax (expense) benefit	(409)	278	(6,452)	(4,287)
Net (loss) income	(232)	(867)	404,442	33,211
Less: net income (loss) attributable to noncontrolling interest	25	(498)	15,071	17,578
Net (loss) income attributable to Switch, Inc.	$(257)	$(369)	$389,371	$15,633

Net (loss) income per share:
Basic	$(0.00)	$(0.00)	$2.58	$0.12
Diluted	$(0.00)	$(0.00)	$1.60	$0.12

Weighted average shares used in computing net (loss) income per share:
Basic	154,778	136,292	150,855	131,067
Diluted	154,778	136,292	250,812	135,091

Other comprehensive loss:
Foreign currency translation adjustment, net of reclassification adjustment and tax of $0	—	—	—	(474)
Comprehensive (loss) income	(232)	(867)	404,442	32,737
Less: comprehensive income (loss) attributable to noncontrolling interest	25	(498)	15,071	17,165
Comprehensive (loss) income attributable to Switch, Inc.	$(257)	$(369)	$389,371	$15,572

Switch, Inc.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Net (loss) income	$(232)	$380,740	$(867)
Interest expense	16,696	14,186	15,166
Interest income	(63)	(43)	(36)
Income tax expense (benefit)	409	1,803	(278)
Depreciation and amortization of property and equipment	50,544	49,509	45,138
Amortization of customer relationships	1,562	1,563	1,562
Loss on disposal of property and equipment	348	45	32
Equity-based compensation	7,104	6,980	7,053
(Gain) loss on swaps	(8,830)	(2,353)	3,853
Litigation expense	213	215	4,717
REIT and related restructuring/strategic initiatives	1,729	4,700	—
Gain on termination of tax receivable agreement	—	(372,784)	—
Loss on extinguishment of debt	—	—	146
Equity in net losses of investments	—	—	326
Acquisition-related costs	—	—	82
Adjusted EBITDA	$69,480	$84,561	$76,894

Switch, Inc.
Reconciliation of Net (Loss) Income to Adjusted Funds From Operations
(in thousands)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Net (loss) income	$(232)	$380,740	$(867)
Deferred income taxes	409	1,803	(278)
Depreciation and amortization of property and equipment	50,544	49,509	45,138
Amortization of customer relationships	1,562	1,563	1,562
Loss on disposal of property and equipment	348	45	32
Maintenance capital expenditures	(719)	(1,483)	(3,700)
Equity-based compensation	7,104	6,980	7,053
Unrealized gain on swaps	(10,237)	(4,091)	(4,293)
Amortization of deferred financing costs	663	662	689
Installation adjustment, net	461	(531)	36
Other adjustments, net	4,509	(965)	407
REIT and related restructuring/strategic initiatives	1,729	4,700	—
Litigation expense	213	215	4,717
Gain on termination of tax receivable agreement	—	(372,784)	—
Equity in net losses of investments	—	—	326
Acquisition-related costs	—	—	82
Loss on extinguishment of debt	—	—	146
Adjusted Funds From Operations	$56,354	$66,363	$51,050

Switch, Inc.
Reconciliation of Net (Loss) Income Attributable to Switch, Inc. to
Adjusted Net (Loss) Income Attributable to Switch, Inc.
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Net (loss) income attributable to Switch, Inc.	$(257)	$376,835	$(369)
(Gain) loss on swaps	(8,830)	(2,353)	3,853
Gain on termination of tax receivable agreement	—	(372,784)	—
Income tax impact on adjustments(1)	1,172	304	(460)
Noncontrolling interest impact on adjustments	3,250	904	(1,661)
Adjusted net (loss) income attributable to Switch, Inc.	$(4,665)	$2,906	$1,363

Adjusted net (loss) income per share—diluted	$(0.03)	$0.02	$0.01
Weighted average shares used in computing adjusted net (loss) income per share—diluted	154,778	156,432	141,889
________________________________________
(1)The income tax impact is derived by applying the U.S. statutory tax rate to Switch, Inc.’s portion of the adjustment.

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